Tinter Scheifley Tang, LLP.
                             90 Madison St., Suite 701
                                Denver, Colorado 80206

Phone  (970) 513-9308     FAX  (419) 821-5638       E-Mail  jespc@comcast.net
_____________________________________________________________________________


April 13, 2009


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re: Paradise Music and Entertainment, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) 	We have read the Company?s response to Item 4 of Form 8-K dated
April 9, 2009 as amended on April 13, 2009; and

(2) 	We agree with the response.

Sincerely,



James E. Scheifley
Tinter Scheifley Tang, LLP